UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2024

Spectaire Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40976	98-1578608
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

155 Arlington St., Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 213-8991

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

*	Effective as of August 7, 2024, registrant was delisted from Nasdaq and its common stock is now quoted on the-over-the-counter market under the trading symbol “SPEC” and its public warrants under the trading symbol “SPECW.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under and Off-Balance Sheet Arrangement.

On March 31, 2023, Spectaire Inc. (“Spectaire”), a wholly-owned subsidiary and operating company of Spectaire Holdings Inc. (the “Company”), entered into a Loan Agreement with Arosa Multi-Strategy Fund LP, as lender (the “Lender”), which was subsequently modified by letter agreements on October 13, 2023 and August 23, 2024 and amended on April 5, 2024 and June 1, 2024 (as amended from time to time, the “Loan Agreement”). The Loan Agreement is secured by a Guarantee and Collateral Agreement (the “Security Agreement”), by and among Spectaire, microMS, Inc., a Delaware corporation, as guarantor, and the Lender, providing that Spectaire’s obligations to the Lender are secured by substantially all of Spectaire’s assets. Certain significant stockholders of the Company also entered into a pledge agreement with the Lender pursuant to which such stockholders pledged their equity interests in the Company to the Lender as collateral. As disclosed in the Company’s filings with the Securities and Exchange Commission, the extended maturity date under the Loan Agreement was August 30, 2024 and the loan parties did not repay the outstanding principal and interest as of that date.

On October 14, 2024, the loan parties to the Loan Agreement received a notice of event of default and acceleration, as well as a demand for payment, from the Lender as a result of the failure of the loan parties to make repayment under the Loan Agreement by the maturity date. According to such notice, the outstanding obligations to the Lender are approximately $9,140,667 and a per diem rate of interest of approximately $6,348 will be charged by the Lender each day that such amount remains unpaid. Such obligations remain unpaid and outstanding.

The Lender also delivered to the loan parties a notification of the disposition of its collateral, indicating that, pursuant to Section 9-610 of the New York Uniform Commercial Code, it will sell the collateral securing the obligations of the loan parties under the Loan Agreement. The sale of assets is scheduled for Friday, November 15, 2024. In the event that the sale is successfully consummated, it is anticipated that the Company will no longer possess any assets of material value.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spectaire Holdings Inc.

Date:	October 18, 2024	By:	/s/ Chris Grossman
		Name:	Chris Grossman
		Title:	Chief Executive Officer

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